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                       STATE STREET BANK AND TRUST COMPANY

                            CUSTODY FEE SCHEDULE FOR:

                          LIBERTY ALL-STAR EQUITY FUND

                                EFFECTIVE 3-1-07
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I. DOMESTIC CUSTODY SERVICES
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      A. Base Fee for Domestic Assets (all funds excluding Fund of Funds)
         ----------------------------------------------------------------

      Maintain custody of fund assets. Settle portfolio purchases and sales. Determine and Collect income. Make cash disbursements and report cash transactions.

      The fee below is an annual charge, billed and payable monthly, based on average monthly Domestic net assets.

      .50/100 of 1% (.50 basis points) on all domestic assets.


      B. Securities Transaction Charges:
         -------------------------------

                Depository Settlements (DTC, PTC, FBE)          $  4.00
                Domestic Physical Settlements                   $ 12.00
                GNMA Principal & Interest Paydown               $  5.50
                State Street REPOS                              No Charge
                All other REPOS                                 $  7.50
                Options                                         $ 25.00
                Futures                                         $  7.50
                Maturity Fees                                   $  7.50
                Rush Transfers                                  $  7.50
                Fed wire Fees                                   $  4.00
                Third Party Foreign Exchange                    $ 12.00
                Foreign Exchange through State Street           No Charge
                All other trades                                $ 12.00


      C. Feeder Funds and Multi-Managed Funds
         ------------------------------------

                For each feeder maintained - monthly charge     $100.00
                For each sleeve maintained - monthly charge     $500.00

      D. Balance Credits
         ---------------

         State Street will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month-to-month through the end of the calendar year. For calculation purposes, State Street uses a 30/360 basis.

         Note: The bank credit rate is the equivalent to the lesser of:
               (1) The average 91-day Treasury Bill discount rate for the month
                   OR
               (2) The average Federal Funds rate for the month.

      E.  Overdraft Charge
          ----------------

          All overdraft balances are netted against positive balances and an earnings credit or charge is passed along on custody bill.

          Amounts owed/earned by the funds are calculated monthly using the average collected balance. If a fund is in a net overdraft position for the month, a charge will be passed along on the custody bill.

          Overdraft charges are calculated as follows:
          100% of the overinvested balance X Fed Funds Rate + 200bp.



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II. INTERNATIONAL CUSTODY SERVICES
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          Maintain custody of fund assets.  Settle portfolio purchases and sales. Determine and collect income. Make cash disbursements and report cash transactions.

          The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly international net assets for the combined fund complexes.

COUNTRY GROUPS:

GROUP A                 GROUP B     GROUP C                 GROUP D
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Australia  Italy        Hong Kong   Argentina  Malaysia     Botswana   Russia
Austria    Japan        Mexico      Brazil     Mauritius    Bulgaria   Swaziland
Belgium    Luxembourg   Singapore   Chile      Pakistan     Columbia   Uruguay
Canada     Netherlands  So. Africa  China      Philippines  Cyprus     Venezuela
Denmark    New Zealand              Czech Rep. Poland       Ecuador    Zambia
Euroclear  Norway                   Egypt      Portugal     Ghana      Zimbabwe
Finland    Spain                    Greece     Slovak Rep.  Jordan
France     Sweden                   Hungary    Sri Lanka    Kenya
Germany    Switzerland              India      Taiwan       Morocco
Ireland    United Kingdom           Indonesia  Thailand     Namibia
                                    Israel     Turkey       Peru
                                    Korea

HOLDING CHARGES IN BASIS POINTS:
--------------------------------

Group A                 Group B           Group C               Group D
-------                 -------           -------               -------

2.00                    8.00              28.00                 40.00


TRANSACTION CHARGES:
--------------------

Group A                 Group B           Group C               Group D
-------                 -------           -------               -------

$20.00                  $35.00            $75.00                $150.00


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III. OUT OF POCKET EXPENSES & SPECIAL SERVICE FEES
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      A. Worldwide sub-custodian out-of-pocket charges typically included, but not limited to foreign registration, local taxes, stamp duties, stock exchange fees, script fees, and other unusual expenses unique to a country in which Funds have invested. State Street bills out-of-pocket expenses separately from service fees.


      B. Special Services Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.


      C. Domestic out -of- pocket charges typically included, but not limited to postage, mailing services, telephone line and long distance charges, remote client hardware, overnight mailing services, record retention. State Street bills out-of-pocket expenses separately from service fees.

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IV. PAYMENT
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      The above fees will be charged monthly against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

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V. TERM OF CONTRACT
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The parties agree that this fee schedule shall become effective 12-18-06






LIBERTY ALL-STAR EQUITY FUND            STATE STREET BANK AND TRUST COMPANY

By:    /s/ Jeremy O May                 By:     /s/ Ed McKenzie
       ---------------------------              --------------------------
Title: Treasurer                        Title:  Senior Vice President
       ---------------------------              --------------------------
Date:  03/14/07                          Date:  03/21/07
       ---------------------------              --------------------------

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